Exhibit 10.14

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by (“***”), and each page containing confidential information is footnoted with the phrase “FOIA Confidential Treatment”. The omitted text has been filed separately with the Securities Exchange Commission.

As of April 22, 2002

Fox Broadcasting Company

P.O.  Box 900

Beverly Hills, California 90213

Attention:  Marisa Fermin and Minna Taylor

Re:                               “American Idol:  The Search for a Superstar”

Ladies and Gentlemen:

This letter sets forth the agreement (the “Agreement”) between 19TV Limited (“19TV”) and FremantleMedia North America, Inc. (“Fremantle”), on the one hand, and Fox Broadcasting Company (“FBC”), on the other hand, with respect to the production by Fremantle and the license to FBC by Fremantle and 19TV of episodes of the proposed United States television series currently entitled “American Idol: The Search for a Superstar” (the “Series”) for exhibition on the FBC national free television network (the “FBC Network”), which Series is based on the television format currently entitled “Pop Idols” a/k/a “Idols” created by Simon Fuller and developed by 19TV and Fremantle (the “Format”).

In consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

1.                                       Episode Order.

(a)                                  Initial Episodes.  FBC hereby gives Fremantle an order (the “Initial Order”) to produce and deliver to FBC *** hours of episodes of the Series, broken down currently as follows; ***-minute episode of the Series, ***-minute episodes of the Series, and ***-minute episodes of the Series (collectively, the “Initial Episodes”) during the first production season of the Series.  It is acknowledged that FBC also gave Fremantle, and Fremantle approved and accepted, an additional order (an “Additional Initial Episode Order”) to produce and deliver to FBC an additional *** hours of episodes of the Series during the first production season of the Series as part of the group of episodes produced pursuant to the Initial Order, which additional hours of episodes shall be deemed part of the Initial Episodes.  As used herein, the term “first production season” means the period beginning on the commencement of taping of the first Initial Episode (i.e., April 22, 2002) and ending June 10, 2003.  Each subsequent “production season” means the period commencing upon expiration of the immediately preceding production season and ending fifty-two (52) weeks thereafter.

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(b)                                 Series Options.  FBC shall have five (5) separate, successive, dependent, annual options (each, a “Series Option”) to require Fremantle to produce and deliver to FBC additional episodes of the Series during the second and subsequent four (4) production seasons (each such episode being an “Optional Episode”).  It is acknowledged that FBC customarily obtains only four (4) such Series Option and that Fremantle and 19TV granted to FBC an additional Series Option on a strictly non-precedential basis in exchange for improved ratings bonuses.  The Series Option for the second production season must be exercised, if at all, by FBC giving written notice thereof to Fremantle not later than June 10, 2003, and each subsequent Series Option must be exercised, if at all, by FBC giving written notice thereof to Fremantle not later than the end of the production season immediately preceding the production season for which such Series Option is to be exercised.  If FBC exercises any Series Option, then FBC shall order (each, as it may be increased as set forth below, a “Series Option Order”) the production of ***-minute Optional Episodes, and ***-minute Optional Episodes, all to be produced during the applicable production season for which the Series Option is exercised.  The number and length of the Optional Episodes ordered pursuant to any Series Option Order may be different from that set forth above only if FBC obtains the prior written approval of Fremantle (it being agreed that Fremantle shall not unreasonably withhold its approval for a Series Option Order for more Optional Episodes than set forth above).  After exercising a Series Option and making a Series Option Order, FBC shall have the right to increase that Series Option Order only after obtaining the prior written approval of Fremantle (which approval Fremantle shall not unreasonably withhold).  The term “Episodes” as used herein means and includes the Initial Episodes and the Optional Episodes.  Any such Series Option Order shall provide to Fremantle no less than four (4) months notice prior to the scheduled initial broadcast of the first Episode to be aired pursuant to such Series Option Order; it being agreed that, as set forth in paragraph 3(a) below, without Fremantle’s prior written consent, the initial broadcast of the first Episode aired of any Production Order (as defined below) may not occur any earlier than five (5) months after the initial broadcast of the last Episode aired of the immediately preceding Production Order.  If requested by FBC, Fremantle shall consider, in good faith, consenting to a reduction in such five (5) month period by as much as one (1) month in order to permit Episodes produced pursuant to any Production Order to be aired during sweeps.

(c)                                  FBC shall have the right (each an “In-Season Order Right”), during the first production season and each additional production season for which FBC has exercised a Series Option, to order from Fremantle additional Episodes to be produced during such production season as a group of Episodes separate from the group of Episodes produced pursuant to the Series Option Order (each, as it may be increased as set forth below, an “In-Season Order”).  It is acknowledged that FBC made an In-Season Order during the first production season, FBC shall only have the right to make one (1) In-Season Order during each production season; it being understood and agreed that each In-Season Order shall be for the production of ***-minute Episodes, and ***-minute Episodes, all to be produced during the applicable production season during which such In-Season Order right is exercised.  The number and length of the Episodes ordered pursuant to any In-Season Order may be different from that set forth above only if FBC obtains the prior written approval of Fremantle (it being agreed that

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Fremantle shall not unreasonably withhold its approval for an In-Season Order for more Episodes than set forth above).  After making an In-Season Order, FBC shall have the right to increase that In-Season Order only after obtaining the prior written approval of Fremantle (which approval Fremantle shall not unreasonably withhold).  Any such In-Season Order shall be in writing and shall provide to Fremantle no less than four (4) months notice prior to the scheduled initial broadcast of the first Episode to be aired pursuant to such In-Season Order; it being agreed that, as set forth in paragraph 3(a) below, without Fremantle’s prior written consent, the initial broadcast of the first Episode aired of any Production Order may not occur any earlier than five (5) months after the initial broadcast of the last Episode aired of the immediately preceding Production Order.  If requested by FBC, Fremantle shall consider, in good faith, consenting to a reduction in such five (5) month period by as much as one (1) month in order to permit Episodes produced pursuant to an In-Season Order to be aired during sweeps.  The term “Production Order” as used herein means and includes the Initial Order, any Series Option Order and any In-Season Order.

(d)                                 First Negotiation/First Refusal.

(1)                                  If FBC exercises all its Series Options under paragraph 1(b) above and does not cancel or reduce below *** hours of Episodes any Production Order, FBC shall have the rights of First Negotiation and of First Refusal set forth in paragraph l(d)(2) below and in this paragraph 1(d)(1), with respect to the production and license for exhibition of new Episodes of the Series after the sixth production season (such production and license is the “Covered Matter” under this paragraph l(d)(l)).  With respect to said Covered Matter, the “Exclusive Negotiation Period” shall be thirty (30) days commencing upon the 120th day prior to the expiration of the sixth production season, and the “First Refusal Period” shall commence upon the expiration of the Exclusive Negotiation Period and continue for one (1) year after the expiration of the sixth production season.

(2)                                  With respect to each applicable Covered Matter under paragraph 1(d)(l) above and paragraphs 3(b)(3)(iii) and 3(d) below:

(i)                                     FBC’s “First Negotiation” rights shall be as follows:

(A)                              Fremantle, in consultation with 19TV, shall negotiate in good faith solely with FBC during the applicable Exclusive Negotiation Period.  If no agreement is reached during such Exclusive Negotiation Period, then upon the expiration thereof, Fremantle, in consultation with 19TV shall furnish FBC, in Fremantle’s last written offer (“Final Offer”), the terms and conditions relating to the applicable Covered Matter least favorable to Fremantle that Fremantle, in consultation with 19TV, is willing to accept.

(ii)                                  FBC’s “First Refusal” rights, which shall apply until the expiration of the applicable First Refusal Period, or until there is a Third Party Contract (as defined below), whichever first occurs, shall be as follows:

(A)                              Neither Fremantle nor 19TV shall enter into any agreement with a third party respecting the Covered Matter, in connection with any form of television, on terms less favorable to Fremantle and 19TV than the Final Offer, without first offering in writing to enter into an agreement with FBC on the same terms which Fremantle, in consultation with 19TV, and such third party are both willing to accept.  FBC shall have ten (10) days after receipt of such written offer in which to accept (but the offer may include only provisions that relate solely to the Covered Matter).  If FBC fails to accept those terms within that period, Fremantle, in consultation with 19TV, shall then be free to contract on those terms (and no others) with the third party, and if Fremantle, in consultation with 19TV, does so there shall be deemed to be a “Third Party Contract.”

2.                                       Consideration.

(a)                                  License Fees.  FBC shall pay to Fremantle license fees equal to the Approved Budgets (as defined below) for the Episodes produced pursuant to the Initial Order, which Approved Budgets shall be, in the aggregate for the first *** hours of the Initial Episodes produced pursuant to the Initial Order, up to *** Dollars (U.S.$***) times the number of hours or fractions of hours of all such Episodes (i.e., the aggregate Approved Budgets for *** hours of such Initial Episodes shall be no more than $***), unless FBC agrees in writing to an increase.  The license fees payable by FBC for hours of the Initial Episodes produced pursuant to the Additional Initial Episode Order shall be equal to the Approved Budgets for such additional Initial Episodes.  The license fees payable by FBC for all Episodes produced pursuant to any In-Season Order or any Series Option Order shall be equal to the Approved Budgets for such Episodes, but in no event shall be less, on a per hour basis, than the applicable maximum license fees for the first *** hours of the Initial Episodes (i.e., $***), increased by *** percent (***%) (on a cumulative basis) each production season (the “License Fee Cap”).  The license fees for the first *** hours of the Initial Episodes (which FBC agrees shall be no less than U.S. $***) plus the license fees for the hours of the Initial Episodes produced pursuant to the Additional Initial Episode Order (which FBC agrees shall be no less than U.S. $***), shall be payable, upon appropriate invoicing from Fremantle, as follows: (i) U.S. $*** payable immediately; (ii) U.S. $*** payable on May 31, 2002; (iii) U.S. $*** on June 30, 2002; (iv) U.S. $*** on July 31, 2002; (v) U.S.                          on delivery to FBC of the final Initial Episode; and (vi) no less than U.S. $                        (the “Audit Holdback Amount”) upon completion of FBC’s audit of Fremantle’s books and records relating to Fremantle’s costs of production of the Initial Episodes (“Books arid Records”).  Notwithstanding the foregoing, it is agreed that, subject to delays caused by events of force majeure, (A) if FBC has not completed such audit within forty-five (45) days after delivery to FBC of the final Initial Episode and Fremantle’s making available to FBC all of its Books and Records, FBC shall pay to Fremantle one-half (l/2) of such Audit Holdback Amount at the end of such forty-five (45) day period, and (B) if FBC has not completed such audit within ninety (90) days after delivery to FBC of the final Initial Episode, FBC shall pay to Fremantle the remainder of such Audit Holdback Amount at the end of such

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ninety (90) day period except for such portion of such Audit Holdback Amount that FBC reasonably disputes in writing prior to the end of such 60-day period as being payable as a result of FBC’s such audit.  The license fees for all Episodes produced pursuant to any In-Season Order or any Series Option Order shall be payable in accordance with a schedule to be negotiated in good faith; it being the intent that the payment schedule meet Fremantle’s cash flow needs and be no less favorable to Fremantle than the following: (i) *** percent (***%) of the total license fees for all Episodes of the applicable In-Season Order or Series Option Order upon commencement of pre-production; (ii) *** percent (***%) of such total license fees two (2) months thereafter; (iii) *** percent (***%) of such total license fees one (1) month thereafter, (iv) *** percent (***%) of such total license fees one (1) month thereafter; (v) *** percent (***%) of such total license: fees upon delivery to FBC of the final Episode produced pursuant to the applicable In-Season Order or Series Option Order; and (vi) *** percent (***%) of such total license fees upon completion of FBC’s audit of Fremantle’s Books and Records relating to Fremantle’s costs of production of the Episodes produced pursuant to the applicable In-Season Order or Series Option Order, subject to earlier payment of this last installment pursuant to the same mechanism as set forth about with regard to the Audit Holdback Amount on the Initial Episodes.  In the event that FBC pays to Fremantle amounts in excess of the amounts due to Fremantle hereunder and/or under any other agreement with FBC, FBC shall notify Fremantle in writing with a detailed explanation of the overpayment and, provided that Fremantle does not reasonably dispute the existence or amount of such overpayment and provided further that Fremantle has not disbursed to any third parties amounts due to such third parties calculated based on such over-payment, Fox may deduct an amount equal to amount of such over-payment from any payments or advances thereafter payable to Fremantle under this Agreement or any other agreement between FBC and Fremantle or, at FBC’s election, Fremantle will repay the amount of such over-payment promptly following FBC’s written demand therefor.

(b)                                 Overages/Underages.  In addition to the license fees set forth above, FBC shall promptly reimburse Fremantle for any out-of-pocket costs of production of any Episodes incurred by Fremantle in excess of the Approved Budgets that are approved in writing by a member of FBC’s Business Affairs Department or by any other authorized representative of FBC (it being agreed that FBC shall not unreasonably withhold or delay its approval of any such costs which are not avoidable by use of commercially reasonable efforts and arise out of the exigencies of production) or that are caused by FBC’s negligent or willful misconduct.  If and to the extent the costs of production of all Episodes produced during a single production season are less than the aggregate license fees paid by FBC to Fremantle for such Episodes and any overages paid by FBC to Fremantle for such Episodes, then Fremantle shall pay such difference to FBC.  FBC shall have the right to offset any undisputed amount of such difference against future license fee or other payments due to Fremantle in the event Fremantle does not pay such undisputed amount to FBC within thirty (30) days of FBC’s reasonable written demand to Fremantle therefor.  With respect to any In-Season Order and any Series Option Order, FBC and Fremantle shall discuss in good faith modifying the foregoing, bearing in mind that FBC does not wish to bear budget overages and Fremantle wishes to retain budget underages; it being understood that no such modification shall be in effect without the written agreement of FBC and

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Fremantle.  The “costs of production” and Approved Budget for each Episode shall include all costs incurred or to be incurred by Fremantle to produce and deliver such Episode to FBC, including without limitation (i) executive producer fees (which may be payable to Fremantle on its own behalf or on behalf of Fremantle and 19TV) equal to *** Dollars (U.S.$***) per thirty (30)-minute Episode, *** Dollars (U.S.$***) per sixty (60)-minute Episode and *** Dollars (U.S.$***) per ninety (90)-minute Episode (which fees shall increase by *** percent (***%), on a cumulative basis, each production season) (the “Executive Producer Fees”), (ii) co-executive producer fees (which may be payable to Fremantle on its own behalf or on behalf of Fremantle and 19TV) as set forth in paragraph 2(e) below, (iii) a Fremantle and 19TV format fee (the “Format Fee”) equal to *** percent (***%) of the Approved Budget of such Episode (less the Format Fee), and (iv) a packaging fee payable to Creative Artists Agency equal to *** percent (***%) of Fremantle’s actual out-of-pocket costs of production of such Episode up to the Approved Budget (less such package fee).  It is acknowledged that FBC may agree to increase such packaging fee to Creative Artists Agency for Episodes produced during the second and subsequent production season.  FBC shall fund and bear any such increase itself, and such increase shall not be included within the Approved Budget for the purposes of calculating the License Fee Cap hereunder.  FBC shall have the right to audit Fremantle’s books and records with respect to the production of the Series during business hours and upon reasonable prior written notice in accordance with FBC’s standard and reasonable audit procedures to be negotiated in good faith within customary parameters.

(c)                                  Ratings Bonuses.

(1)                                  FBC hereby acknowledges that the mean average Nielsen rating for the 18-49 age demographic (the “Average Nielsen Rating”) for the initial FBC broadcast of the Initial Episodes was 6.0 or greater and that FBC exercised its In-Season Order Right to order from Fremantle additional Episodes of the Series.  Therefore, FBC shall pay to Fremantle ratings bonuses (“Ratings Bonuses”) equal to (i) *** Dollars (U.S.$***) for each thirty (30) minute Episode produced pursuant to such In-Season Order, and (ii) *** Dollars (U.S.$***) for each sixty (60) minute Episode produced pursuant to such In-Season Order.  For each Episode longer than sixty (60) minutes produced pursuant to such In-Season Order, FBC shall pay to Fremantle a Ratings Bonus equal to such sixty (60)-minute Episode Ratings Bonus increased pro-rata based on the length of the Episode in question.

(2)                                  If the Average Nielsen Rating for the initial FBC broadcast of all Episodes produced pursuant to any particular Production Order (other than the Initial Episodes that are covered by paragraph 2(c)(1) above) is *** or greater and Fremantle produces Episodes pursuant to the next Production Order from FBC, then FBC shall pay to Fremantle Ratings Bonuses for each Episode produced pursuant to such next Production Order from FBC, as follows:

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For each such 30- minute Episode	For each such 60- minute Episode	For each such 90- minute Episode	For each such 120- minute Episode
U.S. $*** plus U.S. $*** for each tenth of a rating point in excess of ***.	U.S. $*** plus U.S. $*** for each tenth of a rating point in excess of ***	U.S. $*** plus U.S. $*** for each tenth of a rating point in excess of ***.	U.S $*** plus U.S. $*** for each tenth of a rating point in excess of ***.

(3)                                  Ratings Bonuses shall be payable to Fremantle within ten (10) days following the delivery to FBC of the applicable Episode which triggers the Ratings Bonus payment obligation.  It is understood and agreed that Fremantle shall have the right, but not the obligation, to grant to FBC one (1) or more additional Series Option(s) and/or In-Season Order Right(s) to order Episodes pursuant to the terms of this Agreement to be produced during the seventh and/or subsequent production season.  For avoidance of doubt, it is understood that the term “next Production Order” as used herein may be a Series Option Order, an In-Season Order, and/or any production order pursuant to any additional Series Option and/or In-Season Order Right that may be granted by Fremantle to FBC.

(4)                                  In addition to any payments under paragraphs 2(c)(1) and 2(c)(2) above, if any Initial Episode is re-run by FBC, then Fremantle shall be entitled to a ratings bonus (a “Re-Run Ratings Bonus”) for the first such re-run (and each subsequent re-run of any Initial Episode taken by FBC pursuant to any license hereafter granted by Fremantle in Fremantle’s sole discretion) of each such Initial Episode equal to *** Dollars (U.S. $***) per each such re-run.

(5)                                  In addition to any payments under paragraphs 2(c)(1) and 2(c)(2) above, if the Average Nielsen Rating for the initial FBC broadcast of all Episodes produced pursuant to any particular Production Order (other than the Initial Episodes that are covered by paragraph 2(c)(4) above) is *** or greater and any Episode produced pursuant to such Production Order is re-run by FBC, then Fremantle shall be entitled to a Re-Run Ratings Bonus for the first such re-run (and each subsequent re-run of any such Episode taken by FBC pursuant to any license hereafter granted by Fremantle in Fremantle’s sole discretion) of each such Episode equal to *** Dollars (U.S. $***) plus, for each tenth of a rating point in excess of ***, *** Dollars (U.S. $***), per each such rerun.

(6)                                  The Re-Run Ratings Bonuses for Episodes produced pursuant to any Production Order (other than Episodes produced during the sixth production season) shall be payable to Fremantle only if FBC makes a next Production Order and, in such event, such Re-Run Ratings bonuses shall be paid to Fremantle upon FBC making such next Production Order; provided, however, that if any ratings bonuses are earned based

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on re-runs occurring after FBC makes such next Production Order, then each such additional Re-Run Ratings Bonus shall be payable promptly following the date of the applicable such re-run.  Each Re-Run Ratings Bonus for Episodes produced during the sixth production season shall be payable to Fremantle promptly following the date of the applicable re-run.

(d)                                 Order Reduction/Cancellation:

(1)                                  Without limitation to any of FBC’s other rights under this Agreement, at law, in equity or otherwise, FBC shall have the right in writing, at its election and at any time, to reduce or cancel FBC’s then-current order of Episodes, in whole or in part, pursuant to any Series Option Order (it being agreed that any In-Season Order may not be reduced or cancelled without Fremantle’s prior written consent), and FBC shall thereafter not be further obligated to Fremantle for the payment of license fees with respect to the Episodes not ordered as a result of such reduction or cancellation, except that FBC shall, subject to the provisions of paragraph 2(d)(2) below, reimburse Fremantle and 19TV for Fremantle’s and 19TV’s actual, direct, auditable, out-of-pocket costs, if any, incurred by Fremantle and/or 19TV (which are not avoidable by use of commercially reasonable efforts) in connection with the Episodes not ordered or cancelled or otherwise arising out of such reduction or cancellation; provided, however, that FBC shall not be liable for any such costs in excess of the sum of (A) the applicable licensee fee plus FBC-approved overages (it being agreed that FBC shall not unreasonably withhold or delay its approval of any such costs which are not avoidable by use of commercially reasonable efforts and arise out of the exigencies of production) plus (B) FBC-approved non-budgeted contractual commitments paid or payable to third parties.  Notwithstanding the foregoing, FBC shall be liable without limitation for costs caused by FBC’s negligent or willful misconduct.  Concurrently with making any such cancellation, FBC shall pay to Fremantle additional consideration equal to (A) with respect to the Initial Order, the difference between (x) the sum of the Executive Producer Fees plus the Format Fees that otherwise would have been payable for six (6) sixty (60)-minute Episodes and (y) the sum of the Executive Producer Fees plus the Format Fees that were actually paid with respect to the Episodes produced arid delivered pursuant to such Initial Order, or (B) with respect to any Series Option Order of any In-Season Order, the difference between (x) the sum of the Executive Producer Fees plus the Format Fees that otherwise would have been payable for thirteen (13) sixty (60)-minute Episodes and (y) the sum of the Executive Producer Fees plus the Format Fees that were actually paid with respect to for the Episodes produced and delivered pursuant to such Series Option Order or In-Season Order.  Such Format Fees shall be calculated based on the highest Approved Budget for sixty (60) minute Episodes ordered by FBC pursuant to the applicable Production Order.

(2)                                  To the extent that FBC is obligated to reimburse Fremantle with respect to out-of-pocket costs for any Episodes not produced and/or delivered hereunder under paragraph 2(d)(1) above (i) FBC shall not be obligated to reimburse Fremantle for any fees to Fremantle or 19TV (other than as set forth in paragraph 2(d)(l) above) for such Episodes, nonspecific general office overhead or packaging fees or agency commissions or for costs relating to services, facilities, equipment or other items in connection with such Episodes to the extent that such costs are recouped by Fremantle or 19TV by the use of such items by Fremantle or 19TV on any other production or otherwise, (ii) such costs shall not in any event be reimbursed to the extent otherwise reimbursed under this Agreement, and (iii) Fremantle shall use its reasonable commercial efforts to minimize the amounts FBC is required to reimburse by entering into settlement agreements, by taking advantage of an employer’s rights regarding mitigation of damages by an employee or by other appropriate methods.

(3)                                  Notwithstanding anything to the contrary contained herein, if FBC cancels or reduces below seventeen (17) hours of Episodes any Production Order (except if such cancellation or reduction (A) is due to the occurrence of an event of force majeure, (B) is due to a material, uncured breach by Fremantle or (C) is made after obtaining Fremantle’s written agreement both to such cancellation or reduction and to a waiver of Fremantle’s rights under this subparagraph 2(d)(3)), FBC shall have no right to exercise any further Series Options or In-Season Order Rights.

(e)                                  The “costs of production” and applicable Approved Budgets shall include without limitation co-executive producer fees (which may be payable to Fremantle on its own behalf or on behalf of Fremantle and 19TV) equal to (i) with respect to Episodes produced pursuant to the Initial Order, *** Dollars (U.S. $***) per sixty (60)-minute Episode per co-executive producer and *** Dollars (U.S. $***) per thirty (30)-minute Episode per co-executive producer for the services of up to three (3) co-executive producers, and (ii) with respect to Episodes produced pursuant to the Production Order subsequent to the Initial Order (i.e., the second Production Order), for the services of Nigel Lythgoe and Ken Warwick, *** Dollars (U.S. $***) for each such individual per each week during which both one sixty minute Episode and one thirty minute Episode are being produced, *** Dollars (U.S. $***) for each such individual per each week during which only one sixty minute Episode is being produced, *** Dollars (U.S. $***) for each such individual per week during which only one two hour Episode is being produced, with minimum compensation (to be credited against the foregoing) of *** Dollars (U.S. $***) for each such individual per week for fifteen (15) weeks being payable starting on October 15, 2002.  If Nigel Lythgoe and Ken Warwick render co-executive producer services on Episodes produced pursuant to either or both of the third and/or fourth Production Order(s), the foregoing fees set forth in clause (ii) above apply.  If Nigel Lythgoe and Ken Warwick render co-executive producer services on Episodes produced pursuant to either or both of the fifth and/or sixth Production Order(s), the foregoing fees set forth in clause (ii) above apply, increased by *** percent (***%) on a cumulative basis for each such Production Order.  Living and travel expenses for the co-executive producers are also included in the “costs of production” and the Approved Budgets and shall be no less than the amounts provided for in the “costs of production” and the Approved Budgets for the Initial Episodes.  FBC shall have the right to require Fremantle and 19TV to engage the services of Nigel Lythgoe and Ken Warwick as co-executive producers on

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Episodes to be produced pursuant to either or both of the second and/or third Production Order(s).  Further, FBC shall have the right to require Fremantle and 19TV to engage the services of Nigel Lythgoe and Ken Warwick as co-executive producers on Episodes to be produced pursuant to any or all of the fourth, fifth and/or sixth Production Order(s); provided, however, that Fremantle and 19TV shall have the right to decline to so engage Nigel Lythgoe and/or Ken Warwick to render such services on Episodes to be produced pursuant to any or all of such Production Order(s) if (i) Fremantle and/or 19TV desire either or both such individuals to render services on one or more other television projects during the production periods of the applicable Episodes and Fremantle and/or 19TV obtain the services on the Series of replacement co-executive producer(s) approved by FBC, such approval not to be unreasonably withheld, or (ii) either or both such individuals desire to remain in the United Kingdom during the production periods of the applicable Episodes.  Any failure by Fremantle and/or 19TV to furnish the services of Nigel Lythgoe and/or Ken Warwick on account of the breach or disability of either or both such individuals shall not be a breach by Fremantle and/or 19TV of this Agreement.  FBC will not unreasonably withhold or delay its approval of co-executive producer compensation proposed by Fremantle and/or 19TV for co-executive producers Episodes of the Series other than Nigel Lythgoe and/or Ken Warwick.

3.                                       Rights.

(a)                                  Broadcast Rights.  FBC shall have the right to make one (1) original network broadcast in the English language of each Episode on the FBC Network in the United States and its territories and possessions (including Puerto Rico) (the “Exhibition Territory”), one re-run in the English language of each such Episode on the FBC Network in the Exhibition Territory and, subject to Fremantle’s approval rights as set forth below, one re-broadcast in the English language of such Episode on a national cable network in the Exhibition Territory (provided that such cable re-broadcast is intended for promotional purposes only and that no cash, barter time or other consideration is received by or on behalf of FBC or any affiliate of FBC therefor other than commercial time to promote the Series or other consideration in the form of promotion for the Series).  If such national cable network is an affiliate of FBC, Fremantle shall have a right of approval over the terms of the agreement between FBC and such national cable network (which must be made at arm’s length), such approval not to be unreasonably withheld or delayed.  In addition, FBC shall have the right (i) to broadcast a SAP audio signal to supplement the English language broadcast of any Episode with audio in any other language, (ii) a radio simulcast of the audio portion of any broadcast of any Episode, provided that the only consideration received from the radio broadcast is in the form of promotion for the Series, and (iii) to broadcast in any language sub-titles to the English language broadcast of any Episode.  The original broadcast and the FBC Network re-run of each Episode of the Series shall be broadcast during prime time only.  With respect to each Episode produced hereunder, the original broadcast, the FBC Network re-run and the national cable network re-broadcast of such Episode shall occur no later than fifty-two (52) weeks after the original broadcast of the first Episode aired that was produced pursuant to the Production Order of which such Episode is a part (such fifty-two (52) week period being referred to herein as the “Exhibition Period”); provided, however, that, without Fremantle’s prior written consent, the initial broadcast of the first Episode aired of any Production Order may not occur any earlier than five (5) months after the initial broadcast of the last Episode aired of the immediately preceding Production Order and no FBC Network re-run and no national cable network re-broadcast of any Episode shall occur during the period from the initial broadcast of the first Episode aired of any Production Order through the initial broadcast of the last Episode aired of such Production Order.

(b)                                 Exclusivity.

(1)                                  Except as expressly provided otherwise herein (including without limitation as expressly provided otherwise in paragraph 3(c) below), from the date hereof through the earlier of (i) the end of the last production season for which FBC orders Episodes hereunder or (ii) the date that FBC cancels or reduces below *** hours of Episodes any Production Order such that Fremantle is ordered by FBC to produce less than *** hours of Episodes during any production season (the “Exclusivity Term”), Fremantle and 19TV shall not exploit, or authorize any third party to exploit, the Series or any Episode or any motion picture, program or series Based Substantially Upon The-Series And The Format (as defined below) in the Exhibition Territory in any language on any form of television (including without limitation free, pay, subscription, community antenna and closed circuit and other television (including, without limitation, television exhibition by means of transmission or retransmission over-the-air or otherwise, or by wire, cable, community antenna system, multipoint distribution system or any other technique, now known or unknown, over any network, station or translator [whether full or low power], space satellite, satellite station or other facility located in or outside the Exhibition Territory) or on the Internet; provided, however, that it is acknowledged that transmissions of other broadcasters located outside the Exhibition Territory may be received by television receivers or other electronic devices located within the Exhibition Territory and any such incidental spillover shall not be deemed a breach of this Agreement.  For avoidance of doubt, it is understood and agreed that Home Video Exploitation (as defined below) shall not be considered hereunder to be a form of television or internet exploitation that is subject to the restriction contained in the immediately preceding sentence.  However, with respect to each Episode produced hereunder, Fremantle and 19TV shall not advertise to the public or exercise, or authorize any third party to advertise to the public or exercise, Home Video Exploitation rights in such Episode in the Exhibition Territory until the initial broadcast on FBC of the last Episode produced by Fremantle pursuant to the Production Order of which such Episode is a part; provided, however, that in no event shall such restriction last beyond the Exclusivity Term or the production season of which such Episode is a part.  Notwithstanding anything to the contrary contained herein, Fremantle shall be free without restriction to exploit and authorize the exploitation of, clips and excerpts from the Series or any Episode or any motion picture, program or series Based Substantially Upon The Series And The Format on television and on the Internet during the Exclusivity Term throughout the Exhibition Territory, provided that no such clip or except has a continuous running time of more than five (5) minutes.  In the event that, during the Exclusivity Term, Fremantle desires to produce any motion picture, program or series Based Substantially Upon The Series And The Format for exploitation on television or the Internet in the Exhibition Territory (including without limitation a Spanish language series), FBC will negotiate in good faith with Fremantle with regard to the production and exploitation of such motion picture, program or series.

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(2)                                  Except as expressly provided otherwise herein, during the Exclusivity Term, neither Fremantle nor 19TV shall license any Episode (except clips excerpts as expressly permitted herein) to be broadcast over any free over-the-air English language television station having a transmitter located in Tijuana, Mexico or Windsor, Ontario.  Neither Fremantle nor 19TV shall authorize the pre-release of any Episode for broadcast by any third party anywhere in the world prior to its scheduled FBC first exhibition; provided that FBC has given Fremantle reasonable advance written notice of the date of such scheduled broadcast and provided further that Fremantle shall not be in breach hereof if any such third party broadcast is prior to any rescheduled FBC first exhibition.

(3)                                  Notwithstanding the foregoing provisions of this paragraph 3(b), Fremantle may license the telecast on television (including without limitation free, pay, subscription, community antenna and closed circuit and other television exhibition) and exhibition on the Internet of Episodes in the Exhibition Territory during the Exclusivity Term; provided, however, that:

(i)                                     No such telecast on television or exhibition on the Internet (except clips and excerpts as expressly permitted herein) in the Exhibition Territory during the Exclusivity Term shall be made until after, with respect to the telecast on television of not more than one (1) Episode during any week or any such exhibition on the Internet, three (3) years from the commencement of the first production season and, with respect to the telecast on television of more than one (1) Episode per week (“Stripping”), four (4) years from the commencement of the first production season;

(ii)                                  No Episode shall be telecast on television or exhibited on the Internet (except clips and excerpts as expressly permitted herein) in the Exhibition Territory by any party other than FBC during the Exclusivity Term prior to the expiration of the production season for which it was initially ordered; and

(iii)                               FBC shall have the rights of First Negotiation and of First Refusal set forth in paragraph 1(d)(2) above and in this paragraph 3(b)(3)(iii), with respect to the non-prime time Stripping on an approximately five (5) times per week basis of the Episodes on a “network” (including, without limitation, any free television, pay television, basic cable network or Internet) basis in the Exhibition Territory during the Exclusivity Term (any such Stripping is the “Covered Matter” under this paragraph 3(b)(3)(iii)).  With respect to said Covered Matter, the Exclusive Negotiation Period shall be thirty (30) days commencing upon such date as either FBC or Fremantle elects (which date shall not be earlier than one year prior to the date that the applicable telecasts could commence), or the 120th day prior to the expiration of the Exclusivity Term, whichever is earlier, and the First Refusal Period shall commence upon the expiration of the Exclusive Negotiation Period and continue until the expiration of the Exclusivity Term.

(c)                                  Reserved Rights.  Fremantle and 19TV shall own the copyright in the Series and the Episodes and hereby reserve all rights in and to the Series, the Episodes and the Format not expressly licensed to FBC hereunder.  Nothing contained in this Agreement shall be construed to be prejudicial to, or operate in derogation of, any rights, licenses, privileges or property which Fremantle, 19TV and/or their successors, licensees or assigns may enjoy or be entitled to as a member of the public if this instrument were not in existence, including without limitation Fremantle’s and 19TV’s right to exploit motion pictures, programs or series Based Substantially Upon The Series And The Format in the Exhibition Territory during the Exclusivity Term if a member of the public would be entitled to do so without infringing proprietary rights protectible at law in the Series and/or the Format without reference to this Agreement.

(d)                                 Additional Productions.  If FBC exercises all of its Series Options under paragraph 1(b) above and does not cancel or reduce below *** hours of Episodes any Production Order hereunder, and, after the end of the Exclusivity Term, Fremantle desires to produce any motion picture, program or series Based Substantially Upon The Series And The Format for exploitation on television or the Internet in the Exhibition Territory, then FBC shall have the rights of First Negotiation and of First Refusal set forth in paragraph l(d)(2) above and in this paragraph 3(d), independently and separately with respect to the production and license for exhibition of each and every particular such motion picture, program or series (such production and license is the “Covered Matter” under this paragraph 3(d)).  With respect to each such Covered Matter, the Exclusive Negotiation Period shall be thirty (30) days commencing upon the date that Fremantle, in consultation with 19TV, notifies FBC in writing that they desire to enter into an arrangement for a Covered Matter, and the First Refusal Period shall commence upon the expiration of the Exclusive Negotiation Period and shall continue until the expiration of FBC’s First Refusal Rights under paragraph 1(d)(l) above.  Once such First Refusal Period expires, FBC’s rights of First Negotiation and of First Refusal shall expire.

(e)                                  Certain Definitions.  As used in this Agreement, a motion picture, program or series is “Based Substantially Upon The Series And The Format” if and only if such motion picture, program or series bears the “American Idol” title or fits the following description in all respects: such motion picture, program or series is a singing talent competition among aspiring pop singers, all of whom are resident in the United States; the viewing public votes to eliminate contestants and select a final winner after viewing performances of popular songs by the contestants; the performances are judged and commented upon by a panel of judges from the music industry; and the prize for the final winner is a recording agreement; and the primary initial market for the motion picture, program or series is the United States.  As used in this Agreement, the term “Home Video Exploitation” means the exploitation a motion picture or program, whether by means of a pre-recorded Cassette (as defined below) (including without limitation the manufacture, distribution, lease, rental, sale and/or other disposition or delivery of Cassettes) or by means of “downloading”, streaming or otherwise transmitting such motion picture or program to a viewer, whereby the viewer can view the motion picture or program in an non-public setting at any time (subject only to exhibition period length limits, if any) selected by

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the viewer (as opposed to selecting from a pre-established exhibition schedule).  As used in this Agreement, the term “Cassette” means a copy (whether temporary or permanent, in any form or made by any process now known or hereafter devised) of a motion picture or program stored in a cassette, cartridge, videogram, video disc, tape, magnetic disc or ‘storage/retrieval’ device now known or hereafter devised and designed to be used in conjunction with a reproduction apparatus which cause a motion picture or program to be visible on the screen of a television receiver, television monitor, portable viewing device or any comparable devise now known or hereafter devised.

4.                                       Telephony.***

5.                                       Off-Network Television Distribution,  Merchandising and Print Publication Rights.

(a)                                  Division of Ancillary Net Proceeds.  Fremantle shall pay to FBC *** of the Ancillary Net Proceeds (as defined below), if any.  “Ancillary Net Proceeds” means Ancillary Gross Receipts less Ancillary Distribution Fees and less Ancillary Costs (as such terms are defined below), determined on non-cross-collateralized basis among Television Distribution, Merchandising and Print Publication rights (as such terms are defined below).  “Ancillary Gross Receipts” means all non-returnable revenues actually received by or credited to Fremantle or any Defined Fremantle Affiliates (as defined below) from third parties (other than FBC) on account of (i) the distribution and exhibition of the Episodes on television (“Television Distribution”), (ii) the exploitation of merchandise (excluding record albums and other sound recordings and including any merchandise sold though promotions on the Internet) during the Exclusivity Term that both bears the name of the Series and is based on the Series (excluding merchandise that bears the name or likeness of a Series winning artist or finalist or otherwise touches or concerns a Series winning artist or finalist and relates primarily to such Series winning artist or finalist) (“Merchandising”), and (iii) the exploitation of print publications during the Exclusivity Term that both bears the name of the Series and are based on the Series (excluding publications that bears the name or likeness of a Series winning artist or finalist or otherwise touches or concerns a Series winning artist or finalist and relates primarily to such Series winning artist or finalist) (“Print Publication”).  A “finalist” is any of the contestants reaching the final stages of the Series competition pursuant to any Production Order.  For the Initial Order, there were ten (10) finalists.  “Ancillary Distribution Fees” means a distribution fee of *** (***%) of Ancillary Gross Receipts from Television Distribution and *** percent (***%) of all other Ancillary Gross Receipts.  “Ancillary Costs” means all costs and expenses incurred by Fremantle or 19TV in connection with Television Distribution, Merchandising and Print Publication, including without limitation all costs of style guides, production and marketing materials, trademark registration, residuals, royalties and other third party payments, taxes, participations (including without limitation the CAA back-end package commission but excluding any participation in Ancillary Net Proceeds payable to 19TV), and deferments.  “Defined Fremantle Affiliates” means affiliates of Fremantle engaged in the distribution of motion pictures or television programs for exhibition by third parties or in the licensing of Merchandising or Print Publication rights for manufacture,

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distribution and other exploitation by third parties; provided, however, that the term “Defined Fremantle Affiliates” does not include the following: television broadcast stations, electronic transmission systems (including cable, direct broadcast satellite, microwave and master antenna) and program delivery services (and other exhibitors of motion pictures and television programs to viewers by any means now known or hereafter devised), or laboratories producing and/or distributing motion picture copies, or merchandisers, manufacturers, sellers, wholesale dealers or retail dealers of cassettes, discs or of any other products, or book or music publishers, or parties producing or distributing sound records, or pay television or home video marketers, or any other parties similar to any of the foregoing excluded parties (whether or not any of the foregoing excluded parties are affiliates of Fremantle), or subdistributors.

(b)                                 Print Publishing.  Notwithstanding the provisions of paragraph 5(a) above, the parties acknowledge and agree that, if no publishing company affiliated with Bertelsmann AG exploits Print Publication rights, then Fremantle shall afford Harper Collins a fifteen (15)-business day right of negotiation with respect to the exploitation of Print Publication rights commencing upon Fremantle’s written notice to Harper Collins.  If Fremantle and Harper Collins fail to reach an agreement within such fifteen (15)-business day period, then Fremantle shall be free to negotiate and enter into a license or other agreement with any third party with respect to the exploitation of Print Publication rights without any further obligation to Harper Collins except as set forth in the next sentence.  Fremantle shall not enter into any such agreement with a third party within one (1) year after the expiration of such fifteen (l5)-business day negotiation period on terms that are equal or less favorable to Fremantle than those set forth in Fremantle’s final written offer submitted to Harper Collins during such negotiation period without first offering such terms to Harper Collins.  Harper Collins shall have five (5) business days in which to accept such offer in writing, and if Harper Collins does not so accept such offer, then Fremantle shall be free to enter into such agreement with such third party.  If Fremantle and Harper Collins enter into any agreement with respect to the exploitation of Print Publication rights, then (notwithstanding anything to the contrary contained in paragraph 5(a) above), Print Publication shall be excluded from the calculation of Ancillary Net Proceeds.

(c)                                  U.S. Syndication Subdistribution.  In the event that Fremantle elects to engage a third party subdistributor that is not an affiliate of Fremantle to syndicate Episodes of the Series in the free television market in the United States, Fremantle will discuss in good faith with FBC the possibility of engaging a FBC affiliate to be such subdistributor; provided, however, that Fremantle shall have no obligation to conclude any such arrangement with any FBC affiliate and shall be free to engage any subdistributor it elects to engage.

6.                                       Home Video.  ***.

7.                                       Record Royalty.  ***.

8.                                       Sponsorships.  Fremantle and 19TV may, with FBC’s approval and involvement, elect to develop one or more sponsorship packages to offer to FBC’s third party sponsors buying traditional advertising time from FBC on the Series (“Ad Time Sponsors”), which sponsorship

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packages shall include product placements in the Series and other forms of in-show promotions for the Ad Time Sponsor and may include off-air sponsorship opportunities in connection with the Series for the Ad Time Sponsor (it being understood that FBC shall have no interest in any advertising, endorsement or sponsorships using the name or likeness of a Series winning artist or finalist).  Such sponsorship packages offered to Ad Time Sponsors that include product placements in the Series and other forms of in-show promotions shall hereinafter be referred to as the “Sponsorship Packages”.  Fremantle, 19TV and FBC shall mutually approve, in advance of the making of any offer, the offering price and all Other Sponsorship Components (as defined below) of such Sponsorship Packages to be offered to Ad Time Sponsors.  Fremantle, 19TV and FBC shall coordinate their respective efforts in soliciting Ad Time Sponsors and potential Ad Time Sponsors for such Sponsorship Packages.  Without the approval of FBC, Fremantle and 19TV may not enter into a Sponsorship Package agreement with any third party that includes product placements in the Series as aired on FBC or in-show promotions in the Series as aired on FBC.  Without the approval of Fremantle and 19TV, FBC may only enter into sponsorship agreements relating to the Series with third parties that contain a traditional advertising time buy plus, at FBC’s election, additional sponsorship components that are customarily part of an exclusively advertising time buy in the U.S. network television industry (“Pure Advertising Time Buys”).  The terms of each Sponsorship Package agreement with any Ad Time Sponsors that includes product placements in the Series and other forms of in-show promotions shall be jointly negotiated by Fremantle, 19TV and FBC, and such parties shall mutually approve a reasonable, good faith allocation of revenues between the traditional advertising time buy and the other sponsorship components (the “Other Sponsorship Components”) in any such agreement based on the relative values of these components; provided, however, that no less than *** percent (***%) of the total revenues from each such agreement shall be allocated to the Other Sponsorship Components and all such Sponsorship Package agreements with Ad Time Sponsors shall be entered into in FBC’s name.  For purposes of such allocation, the Other Sponsorship Components shall be considered to include only such components that are not customarily part of Pure Advertising Time Buys.  Any proposed modification in the terms of any Sponsorship Package agreement with any Ad Time Sponsor that would reduce the Other Sponsorship Component fees payable by the Ad Time Sponsor shall require the prior written approval of Fremantle and 19TV.  Subject to the next sentence, FBC shall pay to Fremantle *** percent (***%) of “Shared Sponsorship Net Proceeds” (i.e., all nonreturnable revenues (other than revenues from Pure Advertising Time Buys) actually received by or credited to FBC in connection with sponsorship rights related to the Series (including without limitation the revenues mutually-agreed to be allocated to the Other Sponsorship Component in any Sponsorship Packages), after the deduction of all direct, out-of-pocket costs and expenses actually paid by FBC to unaffiliated third parties solely in connection with such Other Sponsorship Components).  For avoidance of doubt and notwithstanding anything to the contrary contained herein, it is understood and agreed that in the event any such Sponsorship Package includes any merchandising, telephony (wireless or otherwise), voting or call-in, website, or non-sponsorship components (which it may do only with the prior approval of FBC, Fremantle and 19TV), the revenue allocable to such components shall be controlled and split as otherwise provided in other paragraphs of this Agreement or as agreed among the parties.  Notwithstanding

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the foregoing, it is agreed that if any such Sponsorship Package includes a wireless telephony component, FBC shall pay to Fremantle *** percent (***%), and to 19TV *** percent (***%),] of “Wireless Telephony Net Proceeds” (i.e., the non-returnable revenue allocable to such wireless telephony component (as mutually agreed among FBC, Fremantle and 19TV), after the deduction of all direct, out-of-pocket costs and expenses actually paid by FBC to unaffiliated third parties solely in connection with such wireless telephony component); provided, however, that such percentages above in this sentence shall be *** percent (***%) with respect to Wireless Telephony Proceeds from the agreement with AT&T relating to the Second Production Order.

9.                                       On-Air Tour Promotion.  FBC hereby consents to the inclusion in any one or more Episodes of the Series produced for initial broadcast during the last five (5) weeks of any Production Order of up to ten (10) seconds in each such Episode promotional mentions (which may include dates and venues) of any concerts or concert tours featuring Series contestants (it being understood and agreed that references to the Series website hall not count towards such ten (10)-second limitation).  The form and substance of all such promotional mentions shall be subject to the approval of FBC, which approval shall not be unreasonably withheld or delayed.  19TV shall pay to FBC *** percent (***%) of one hundred percent (100%) of 19TV’s tour net proceeds, if any, in connection with concerts or concert tours featuring contestants who appeared in any of the Episodes, which concerts or concert tours are actually promoted in one or more Episodes as contemplated above.

10.                                 On-Air Promotion of Contestant Single.  FBC hereby consents to the inclusion in any one or more Episodes of the Series of up to ten (10) seconds in each such Episode of promotional mentions of any single containing sound recordings featuring one or more contestants from Episodes of the Series (each, a “Contestant Single”).  The form and substance of all such promotional mentions shall be subject to the approval of FBC, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, it is understood and agreed that FBC consent is not required for the inclusion in any Episodes of promotions for any Series-Branded Compilation Album/Single and that references to any Series-Branded Compilation Album/Single shall not count towards such ten (10)-second limitation.  19TV shall pay, or cause 19 Recordings Limited or its nominee (as applicable) to pay, to FBC a royalty of *** percent (***%) of the dealer price of any and all Contestant Single(s) (other than any Series-Branded Compilation Album(s)/Single(s) on which the royalty provisions set forth in paragraph 7 above shall apply) that is/are actually promoted in one or more Episodes as contemplated above and for which 19 Recordings Limited or its nominee receives a royalty payment from the record company or other entity undertaking the distribution of such Contestant Single(s).

11.                                 Accounting and Audit Rights.

(a)                                  Ancillary Net Proceeds.  Fremantle shall account to FBC with respect to FBC’s share of Ancillary Net Proceeds, if any, on a semi-annual calendar year basis within ninety (90) days following the end of each such semi-annual period provided there are payments due FBC, and such accounting shall be accompanied by payment of FBC’s share of Ancillary

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Net Proceeds payable for such semi-annual period.  During the term of this Agreement, FBC or its designated certified public accountant may, at Fremantle’s principal place of business and at reasonable times during business hours upon reasonable advance, written notice, but no more than once per year, inspect any relevant portions of books and records of Fremantle relating to Ancillary Net Proceeds.  Any statement or report submitted to FBC by Fremantle hereunder shall be deemed conclusively true, accurate and binding as to all of the items and information contained therein if not disputed in writing by FBC within eighteen (18) months after such statement or report shall have been provided to FBC, which written notice shall state with specificity the basis of such objection and the transactions concerned.  FBC must commence an action in a court of competent jurisdiction within twelve (12) months of the date of such dispute or any claim or cause of action in connection therewith shall be deemed waived.

(b)                                 Record Royalties.  During the term of this Agreement, FBC or its designated certified public accountant may at reasonable times during business hours upon reasonable advance, written notice, but no more than once per year, inspect any relevant portions of books and records of 19TV or 19 Recordings Limited or its nominee (as applicable) relating to the royalty payable to FBC under paragraphs 7 and 10 above.  Any statement or report submitted to FBC by 19TV or 19 Recordings Limited or its nominee, as applicable, hereunder shall be deemed conclusively true, accurate and binding as to all of the items and information contained therein if not disputed in writing by FBC within eighteen (18) months after such statement or report shall have been provided to FBC, which written notice shall state with specificity the basis of such objection and the transactions concerned.  FBC must commence an action in a court of competent jurisdiction within twelve (12) months of the date of such dispute or any claim or cause of action in connection therewith shall be deemed waived.

(c)                                  Shared Sponsorship Net Proceeds, Call-In Sponsorship Net Proceeds and Wireless Telephony Net Proceeds.  FBC shall account to Fremantle and 19TV with respect to Fremantle’s share of Shared Sponsorship Net Proceeds and Fremantle and 19TV’s share of Call-In Sponsorship Net Proceeds and Wireless Telephony Net Proceeds, if any, on a semi-annual calendar year basis within ninety (90) days following the end of each such semi-annual period provided there are payments due Fremantle and/or 19TV, and such accounting shall be accompanied by payment of Fremantle’s share of Shared Sponsorship Net Proceeds and Fremantle and 19TV’s share of Call-In Sponsorship Net Proceeds and Wireless Telephony Net Proceeds payable for such semi-annual period.  During the term of this Agreement, Fremantle and/or 19TV (or their designated certified public accountant(s)) may, at FBC’s principal place of business and at reasonable times during business hours upon reasonable advance, written notice, but no more than once per year, inspect any relevant portions of books and records of FBC relating to Shared Sponsorship Net Proceeds, Call-In Sponsorship Net Proceeds and Wireless Telephony Net Proceeds.  Any statement or report submitted to Fremantle and 19TV by FBC hereunder shall be deemed conclusively true, accurate and binding as to all of the items and information contained therein if not disputed in writing by Fremantle and/or 19TV within eighteen (18) months after such statement or report shall have been provided to Fremantle and 19TV, which written notice shall state with specificity the basis of such objection and the transactions concerned.  Fremantle and/or 19TV must commence an action in a court of competent jurisdiction within twelve (12) months of the date of such dispute or any claim or cause of action in connection therewith shall be deemed waived.

12.                                 Approvals.  FBC shall have an approval right with respect to the key elements of the Series, including the budget for each Episode (each, an “Approved Budget”), host(s), contestants, executive producers (Cecile Frot-Coutaz, Simon Fuller and Simon Jones are hereby pre-approved), co-executive producers (Nigel Lythgoe, Ken Warwick and Brian Gadinsky are hereby pre-approved), producers, director(s), music compositions (which musical compositions are to be selected by 19TV, subject to budgetary and clearance constraints, and approved by FBC after consultation with Fremantle), and production sets for the Series.  FBC’s approval rights under this Agreement shall be exercised reasonably and in good faith so as not to prevent Fremantle’s on-schedule and on-budget production and delivery of the Episodes.

13.                                 Talent.

(a)                                  Publicity Services.  Fremantle shall include in its agreements with the host(s), judges and each contestant appearing in any Episode an obligation to appear on FBC programs to promote the Series.

(b)                                 Performing Services.  Fremantle shall include in its agreements with each of the final thirty (30) contestants appearing in Episodes produced pursuant to any Production Order, provisions whereby each such contestant agrees ***.

14.                                 Third Party Obligations.

(a)                                  Advertising and Promotion.  FBC shall comply with all of Fremantle’s contractual restrictions and requirements of which FBC is notified in writing and approves (which approval shall not to be unreasonably withheld or delayed), and all guild and union restrictions and requirements, in connection with the advertising and promotion of the Series and the Episodes, including without limitation with regard to the use of music, clips, and names, likenesses and other personal identification of individuals appearing in, performing services in, or providing rights or materials in connection with, the Series.  Fremantle will inform FBC if Fremantle is unable to obtain music clearances within the Approved Budget for use of any music contained in the Series in connection with advertising and promotion of the Series, in which case, notwithstanding anything to the contrary contained herein, FBC shall be responsible for obtaining and paying for such music clearances if FBC elects to use such music in connection with advertising and promoting the Series.

(b)                                 Credit.  FBC acknowledges that, unless and until Fremantle and 19TV notify FBC to the contrary, Simon Fuller, Cecile Frot-Coutaz and Simon Jones shall be entitled to executive producer credit on-screen in each Episode on a shared card, that Nigel Lythgoe, Ken Warwick and Brian Gadinsky shall be entitled to co-executive producer credit on-screen in each Episode on a shared card, that Simon Fuller shall be entitled to “created by” credit on-screen in each Episode, and that Fremantle and 19TV shall be entitled to receive a company “in association with” credit (which may be in the form of a logo or animated logo) on-screen in each Episode on a separate card at the end of each Episode.  No casual or inadvertent failure by FBC to comply with the credit obligations hereunder shall be deemed a material breach of this

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Agreement; provided that FBC shall make reasonable efforts to cure on a prospective basis any such failure to accord credit by altering future prints and ads.

15.                                 Residuals and Music Performance Clearance.  FBC hereby agrees to reimburse Fremantle or its designee for all guild and union residual and reuse obligations (including fringes and taxes thereon) arising out of FBC’s exploitation of the Series and the Episodes hereunder.  FBC shall be solely responsible for clearing and paying all music performance rights and fees related to FBC’s exploitation of the Series and Episodes hereunder.  Fremantle shall be responsible for obtaining all music synchronization licenses necessary for FBC’s exhibition of the Episodes as permitted hereunder.

16.                                 Miscellaneous.

(a)                                  Assignment.  FBC may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder in whole or in part without the prior written consent of Fremantle and 19TV; provided, however, that FBC may assign or otherwise transfer this Agreement and/or its rights or obligations hereunder in whole or in part without Fremantle’s or 19TV’s consent in connection with the sale or other transfer of all or substantially all of FBC’s assets.  Fremantle and 19TV may not assign or otherwise transfer this Agreement and/or any of its rights or obligations hereunder in whole or in part without the prior written consent of FBC; provided, however, that Fremantle may assign or otherwise transfer this Agreement and/or their rights or obligations hereunder in whole or in part without FBC’s consent in connection with the sale or other transfer of all or substantially all of Fremantle’s assets and 19TV may assign or otherwise transfer this Agreement and/or their rights or obligations hereunder in whole or in part without FBC’s consent in connection with the sale or other transfer of all or substantially all of 19TV’s assets.  This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)                                 Notices.  All notices, demands, and other communications to any party hereunder shall be in writing and shall be given to such party at the address set forth below, or such other address as either party may hereafter specify in writing, and may be given by means of hand delivery, air mail, express mail, express courier service or facsimile.  All such notices will be deemed given only upon receipt by the appropriate party.

If to Fremantle:

If to 19TV:

If to FBC:

(c)                                  Governing Law.  This Agreement shall be deemed to have been made under and shall be interpreted in accordance with and governed by the internal laws of the State of California and shall be deemed by the parties and for purposes of choice of law, to be executed and performed wholly in the County of Los Angeles.  Any action or proceeding related to or arising out of this Agreement shall be brought and maintained in the state and federal courts located in Los Angeles County, California.  The parties stipulate that either such forum is convenient to them.  Any process in such proceeding may be served by, among other methods, delivering it or mailing it, by registered or certified mail, directed to, as applicable, Fremantle’s, or FBCs address as designated in this Agreement.  Any such delivery or mail service shall have the same effect as personal service within the State of California.  The foregoing shall not preclude any party hereto from seeking enforcement of any order or judgment rendered by any California court in any other court or forum.

(d)                                 Counterparts.  This Agreement may be executed by facsimile and in separate counterparts, each of which will be deemed an original, and when executed, separately or together, all of such counterparts will constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.  Any executed faxed copy hereof shall be deemed to be an original.

(e)                                  Withholdings.  All payments to any party hereunder shall be subject to such withholdings and deductions as may be permitted or required by law.

(f)                                    No Partnership.  Nothing herein shall constitute a partnership between or joint venture among any of the parties hereto or constitute any party the agent of any other.  No party hereto shall hold itself out contrary to the terms of this paragraph.  No party hereto shall become liable by any representation, act or omission of any other party contrary to the provisions hereof.

(g)                                 Waivers, Amendments, Prior Agreement and More Formal Agreement.  No waiver of any term or condition of this Agreement shall be construed as a waiver of any other term or condition; nor shall any waiver of any default under this Agreement be construed as a waiver of any other default.  The descriptive headings of the sections of this Agreement are for convenience only and do not constitute a part of this Agreement.  The parties hereto anticipate entering into a more formal agreement with respect to the subject matter hereof, which such agreement shall contain additional FBC standard provisions for agreement of this type consistent with the terms hereof, subject to good faith negotiations.  Until such more formal agreement is prepared and executed by all parties, or if for any reason it is not prepared and executed by all parties, it is agreed that this Agreement constitutes a binding contract between the parties, contains the full and complete understanding among the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understandings, whether written or oral, pertaining thereto and cannot be modified except by a written instrument signed by each party hereto.

Please indicate your acceptance of and agreement with the foregoing by signing in the space provided below and returning an executed copy hereof to Fremantle.

Sincerely,

FremantleMedia North America, Inc.

By:

Its:

19TV Limited

By:

Its:

ACCEPTED AND AGREED TO AS OF THE DATE HEREOF:

Fox Broadcasting Company

By:

Its: